Cincinnati Bell Reports Second Quarter 2018 Results

HIGHLIGHTS

•	Revenue of $297 million, up 14% year-over-year

•	Operating income totaled $20 million with Adjusted EBITDA[1] of $80 million, up 3% year-over-year

•	Entertainment and Communications revenue of $174 million, with Fioptics revenue up 11% year-over-year

•	Fioptics internet subscribers up 10% and Fioptics video subscribers up 2% year-over-year

•	IT Services and Hardware revenue of $128 million, up $44 million from a year ago

•	Cash provided by operating activities totaled $90 million year-to-date, and free cash flow[2] totaled $26 million year-to-date

•	Completed combination with Hawaiian Telcom on July 2, 2018, accelerating Cincinnati Bell’s leadership in metro-fiber deployment and penetration

CINCINNATI - August 8, 2018 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for its second quarter, ended June 30, 2018. Revenue for the second quarter of 2018 increased $37 million year-over-year, driven by strong demand for fiber-based products and the contribution from the OnX Enterprise Solutions acquisition. Fioptics internet subscribers totaled 235,300 at the end of the second quarter, up 21,200 compared to a year ago. Fioptics video subscribers totaled 145,100, up 2,300 compared to the same period in 2017. Year-to-date, the Company passed 17,000 new addresses with fiber and now offers a fiber to the premise product to 55% of Cincinnati's total addressable market. Our Fioptics suite of products, which includes a combination of fiber to the premise and node addresses, is available to 589,200 homes and businesses, or approximately 72% of Greater Cincinnati.
Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "In the second quarter, we executed well across our two distinct complementary lines of business with the continued strength in our Fioptics offerings, reinforcing our metro-fiber densification strategy. We are also encouraged by the momentum in our communications suite of products with new wins in our UCaaS, SD-WAN and NaaS businesses."
Mr. Fox added, “We reached a major milestone toward scaling our fiber-centric footprint with the recently completed merger with Hawaiian Telcom. Our expanded network of superior metro-fiber assets positions us to capitalize on the fast-growing demand for IoT connectivity and potential growth opportunities with the upcoming promise of 5G. Our integration efforts are underway and we look forward to the opportunities ahead for the combined business.”
CONSOLIDATED RESULTS
Consolidated revenue totaled $297 million for the second quarter of 2018, up 14% from the prior year.

Operating income was $20 million in the second quarter of 2018 and Adjusted EBITDA increased $2 million totaling $80 million.
Net loss for the second quarter of 2018 totaled $14 million, resulting in diluted loss per share of $0.39, decreased from the prior year due primarily to increased interest expense associated with financing the merger with Hawaiian Telcom.
Entertainment and Communications Segment

•
Entertainment and Communications revenue of $174 million decreased $7 million year-over-year, primarily due to one-time revenue of $5 million in the second quarter of 2017 related to the completion of a fiber build project

–	Fioptics revenue of $85 million, up $8 million year-over-year

–	Enterprise Fiber revenue of $21 million, up $1 million year-over-year, after excluding revenue associated with the one-time fiber build project completed in the second quarter of 2017

•	Adjusted EBITDA of $67 million decreased $6 million year-over-year due to the impact of the one-time fiber build project and legacy revenue declines

Cincinnati Bell completed the merger with Hawaiian Telcom on July 2, 2018, representing an important step toward expanding Cincinnati Bell’s portfolio of next-generation fiber offerings and locking in metro- fiber density value for shareholders and customers. The combined company’s high-speed, high-bandwidth fiber optic network and enhanced scale uniquely positions Cincinnati Bell to deliver more competitive, cutting-edge products to meet the growing demand for fiber capacity. Integration of the business is progressing well, with a focus on improving efficiency while driving higher internet penetration rates in the Hawaiian market.
IT Services and Hardware Segment

•	IT Services and Hardware revenue of $128 million, up $43 million year-over-year

–	Consulting revenue of $40 million, up $23 million year-over-year

–	Cloud revenue of $23 million, up $4 million year-over-year

–	Communications revenue of $42 million, up $1 million year-over-year

–	Infrastructure Solutions revenue of $24 million, up $15 million year-over-year

•	Adjusted EBITDA of $14 million, up $7 million year-over-year

With a focus on growing its suite of hosted and managed IT services across its North American platform and diversified customer base, Cincinnati Bell is well-positioned to capitalize on significant market opportunities in Unified Communications, Cloud and Security Services.

Cash Flow and Financial Position
The Company reported cash provided by operating activities of $90 million in the first six months of 2018 with free cash flow totaling $26 million. Interest payments increased by $37 million due to the financing associated with the Hawaiian Telcom merger. Capital expenditures were $71 million year-to-date, compared to $105 million in the same period last year.
2018 Outlook
The updated 2018 guidance reflects contributions from Hawaiian Telcom in the second half of 2018:

Category	2018 Original Guidance Provided on 02/15/18	Hawaiian Telcom Contribution	2018 Revised Guidance Provided on 08/08/18
Revenue	$1,200M - $1,275M	$175M - $185M	$1,375M - $1,460M
Adjusted EBITDA	$320M - $330M	$43M - $49M	$363M - $379M
As a reminder, this revenue guidance reflects the new ASC 606 revenue recognition standard, effective January 1, 2018, and presents Infrastructure Solutions sales net of product cost. For reference, had the revenue standard not been effective, the Company’s revenue guidance would have been between $1,880 million to $1,965 million.
Mr. Fox concluded, “As we look toward the second half of 2018 and beyond, we are focused on a successful integration of Hawaiian Telcom to ensure we unlock the full potential of this combination. We firmly believe that our commitment to growing our two distinct businesses, coupled with our disciplined capital allocation and sharp focus on execution, will allow us to deliver superior operating results and long-term shareholder value.”
Conference Call/Webcast
Cincinnati Bell will host a conference call on August 8, 2018 at 9:00 a.m. (ET) to discuss its results for the second quarter of 2018. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 888-293-6979. Callers located outside of the U.S. and Canada may dial 719-325-4869. To participate, please call 15 minutes prior to the start time. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 12:00 p.m. (ET) on Wednesday, August 22, 2018. For U.S. callers, the replay will be available at 888-203-1112. For callers outside of the U.S. and Canada, the replay will be available at 719-457-0820. The replay reference number is 7562269. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.
Safe Harbor Note

This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if it is unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the possibility that the expected synergies and value creation from our acquisition of Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom and other acquired companies will not be integrated successfully; the risk that unexpected costs will be incurred; and the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. During the first quarter ended March 31, 2018, the Company revised its methodology to calculate Adjusted EBITDA to exclude stock-based compensation expense to align more closely with its peer group. In addition, the presentation of Adjusted EBITDA is adjusted for the amended accounting guidance adopted by the Company on January 1, 2018 and implemented retrospectively, which requires pension and postretirement benefit costs (excluding current service cost component) to be reported below operating income. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.
Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.
Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%

Revenue	$296.8	$259.4	$37.4	14%	$592.5	$509.0	$83.5	16%

Costs and expenses
Cost of services and products	152.3	128.9	23.4	18%	301.7	253.0	48.7	19%
Selling, general and administrative	66.1	53.8	12.3	23%	134.5	109.1	25.4	23%
Depreciation and amortization	50.9	47.0	3.9	8%	102.1	92.8	9.3	10%
Restructuring and severance related charges	4.6	3.6	1.0	28%	4.9	29.2	(24.3)	(83)%
Transaction and integration costs	2.7	1.7	1.0	59%	4.9	2.3	2.6	n/m

Operating income (loss)	20.2	24.4	(4.2)	(17)%	44.4	22.6	21.8	96%

Interest expense	31.8	18.1	13.7	76%	62.6	36.1	26.5	73%
Loss on extinguishment of debt	1.3	—	1.3	n/m	1.3	—	1.3	n/m
Other components of pension and postretirement benefit plans expense	3.2	3.2	—	—	6.5	6.4	0.1	2%
Gain on sale of Investment in CyrusOne	—	—	—	n/m	—	(117.7)	117.7	n/m
Other income, net	(0.8)	(0.6)	(0.2)	33%	(1.2)	(1.0)	(0.2)	20%

(Loss) income before income taxes	(15.3)	3.7	(19.0)	n/m	(24.8)	98.8	(123.6)	n/m
Income tax (benefit) expense	(1.5)	1.4	(2.9)	n/m	(2.7)	35.9	(38.6)	n/m

Net (loss) income	(13.8)	2.3	(16.1)	n/m	(22.1)	62.9	(85.0)	n/m

Preferred stock dividends	2.6	2.6	—	—	5.2	5.2	—	—

Net (loss) income applicable to common shareowners	$(16.4)	$(0.3)	$(16.1)	n/m	$(27.3)	$57.7	$(85.0)	n/m

Basic net (loss) earnings per common share	$(0.39)	$(0.01)			$(0.64)	$1.37
Diluted net (loss) earnings per common share	$(0.39)	$(0.01)			$(0.64)	$1.36

Weighted average common shares outstanding
(in millions)
- Basic	42.4	42.2			42.4	42.1
- Diluted	42.4	42.2			42.4	42.3

Cincinnati Bell Inc.
Entertainment and Communications Income Statement
(Unaudited)
(Dollars in millions)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%
Income Statement
Revenue	$173.9	$181.0	$(7.1)	(4)%	$348.1	$356.1	$(8.0)	(2)%

Operating costs and expenses
Cost of services and products	78.4	78.3	0.1	—	156.0	154.0	2.0	1%
Selling, general and administrative	29.0	29.8	(0.8)	(3)%	56.1	61.1	(5.0)	(8)%
Depreciation and amortization	41.0	40.4	0.6	1%	81.9	79.8	2.1	3%
Other*	—	1.1	(1.1)	n/m	—	26.7	(26.7)	n/m

Total operating costs and expenses	148.4	149.6	(1.2)	(1)%	294.0	321.6	(27.6)	(9)%

Operating income	$25.5	$31.4	$(5.9)	(19)%	$54.1	$34.5	$19.6	57%

Revenue
Fioptics
Data	$35.6	$31.3	$4.3	14%	$70.0	$60.9	$9.1	15%
Video	39.7	36.9	2.8	8%	78.9	72.8	6.1	8%
Voice	9.5	8.3	1.2	14%	18.6	16.2	2.4	15%
Other	0.3	0.3	—	—	0.6	0.6	—	—
	85.1	76.8	8.3	11%	168.1	150.5	17.6	12%

Enterprise Fiber
Data	21.0	25.3	(4.3)	(17)%	41.8	45.0	(3.2)	(7)%

Legacy
Data	27.8	33.5	(5.7)	(17)%	57.5	68.6	(11.1)	(16)%
Voice	36.5	42.2	(5.7)	(14)%	74.4	86.0	(11.6)	(13)%
Other	3.5	3.2	0.3	9%	6.3	6.0	0.3	5%
	67.8	78.9	(11.1)	(14)%	138.2	160.6	(22.4)	(14)%

Total Entertainment and Communications revenue	$173.9	$181.0	$(7.1)	(4)%	$348.1	$356.1	$(8.0)	(2)%

	* Other includes restructuring and severance related charges.

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Fioptics
Data
Internet FTTP	192.7	187.8	179.6	174.2	168.1
Internet FTTN	42.6	45.0	47.0	47.0	46.0
Total Fioptics Internet	235.3	232.8	226.6	221.2	214.1

Video
Video FTTP	118.1	118.1	116.5	113.5	112.8
Video FTTN	27.0	28.2	30.0	30.0	30.0
Total Fioptics Video	145.1	146.3	146.5	143.5	142.8

Voice
Consumer Voice Lines	89.1	89.3	88.8	88.1	87.0
Enterprise Voice Lines	18.5	17.6	17.1	16.6	15.2
Total Fioptics Voice Lines	107.6	106.9	105.9	104.7	102.2

Fioptics Units Passed
Units Passed FTTP	449.3	440.5	431.3	423.6	415.4
Units Passed FTTN	139.9	140.3	140.9	141.1	141.3
Total Fioptics Units Passed	589.2	580.8	572.2	564.7	556.7

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,133	4,046	3,919	3,733	3,638

Legacy
Data
DSL	75.2	78.1	82.1	86.7	93.0

Voice
Consumer Voice Lines	85.9	90.4	94.9	99.5	104.9
Enterprise Voice Lines	154.7	161.0	167.1	172.1	177.3
Total Legacy Voice Lines	240.6	251.4	262.0	271.6	282.2

*Fiber to the Premise (FTTP), Fiber to the Node (FTTN)

Cincinnati Bell Inc.
IT Services and Hardware Income Statement and Metric Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2018	2017	$	%	2018	2017	$	%

Income Statement
Revenue	$128.3	$84.8	$43.5	51%	$255.9	$165.8	$90.1	54%

Operating costs and expenses
Cost of services and products	79.0	56.7	22.3	39%	156.7	111.4	45.3	41%
Selling, general and administrative	35.0	20.6	14.4	70%	73.0	39.6	33.4	84%
Depreciation and amortization	9.9	6.5	3.4	52%	20.1	12.9	7.2	56%
Restructuring and severance related charges	4.6	2.5	2.1	84%	4.9	2.5	2.4	96%

Total operating costs and expenses	128.5	86.3	42.2	49%	254.7	166.4	88.3	53%

Operating (loss) income	$(0.2)	$(1.5)	$1.3	(87)%	$1.2	$(0.6)	$1.8	n/m

Revenue
Consulting	$39.8	$16.5	$23.3	n/m	$77.9	$33.2	$44.7	n/m
Cloud	23.0	19.2	3.8	20%	45.6	40.1	5.5	14%
Communications	41.5	40.3	1.2	3%	82.1	76.8	5.3	7%
Infrastructure Solutions	24.0	8.8	15.2	n/m	50.3	15.7	34.6	n/m
Total IT Services and Hardware Revenue	$128.3	$84.8	$43.5	51%	$255.9	$165.8	$90.1	54%

	June 30,	March 31,
	2018	2018
Consulting
Billable Heads	926	888

Communications
NaaS Locations	782	564
SD - WAN Locations	310	117
Hosted UCaaS Profiles	192,715	178,457

Cincinnati Bell Inc.
Net Debt (Non-GAAP)
(Unaudited)
(Dollars in millions)

	June 30,		December 31,
	2018		2017

Credit Agreement - Tranche B Term Loan due 2024	600.0		600.0
7 1/4% Senior Notes due 2023	22.3		22.3
7% Senior Notes due 2024	625.0		625.0
8% Senior Notes due 2025	350.0		350.0
Cincinnati Bell Telephone Notes	87.9		87.9
Capital leases and other debt	77.9		82.9
Net unamortized premium	1.8		1.9
Unamortized note issuance costs	(20.8)		(22.3)

Total debt	1,744.1		1,747.7

Less: Cash and cash equivalents	(396.8)	*	(396.5)

Net debt (Non-GAAP)	$1,347.3		$1,351.2

* Includes restricted cash of $366.5 million, which was used to fund the merger with Hawaiian Telcom that closed on July 2, 2018.

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended June 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(13.8)
Add:
Income tax benefit				(1.5)
Interest expense				31.8
Loss on extinguishment of debt				1.3
Other income, net				(0.8)
Other components of pension and postretirement benefit plans expense				3.2

Operating income (loss) (GAAP)	$25.5	$(0.2)	$(5.1)	$20.2
Add:
Depreciation and amortization	41.0	9.9	—	50.9
Restructuring and severance related charges	—	4.6	—	4.6
Transaction and integration costs	—	—	2.7	2.7
Stock-based compensation	—	—	1.7	1.7
Adjusted EBITDA (Non-GAAP)	$66.5	$14.3	$(0.7)	$80.1

Adjusted EBITDA Margin (Non-GAAP)	38%	11%	—	27%

	Three Months Ended June 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$2.3
Add:
Income tax expense				1.4
Interest expense				18.1
Gain on sale of CyrusOne				—
Other income, net				(0.6)
Other components of pension and postretirement benefit plans expense				3.2

Operating income (GAAP)	$31.4	$(1.5)	$(5.5)	$24.4
Add:
Depreciation and amortization	40.4	6.5	0.1	47.0
Restructuring and severance related charges	1.1	2.5	—	3.6
Transaction and integration costs	—	—	1.7	1.7
Stock-based compensation	—	—	1.1	1.1
Adjusted EBITDA (Non-GAAP)	$72.9	$7.5	$(2.6)	$77.8

Adjusted EBITDA Margin (Non-GAAP)	40%	9%	—	30%

Year-over-year dollar change in Adjusted EBITDA	$(6.4)	$6.8	$1.9	$2.3

Year-over-year percentage change in Adjusted EBITDA	(9)%	91%	(73)%	3%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Six Months Ended June 30, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(22.1)
Add:
Income tax benefit				(2.7)
Interest expense				62.6
Loss on extinguishment of debt				1.3
Other income, net				(1.2)
Other components of pension and postretirement benefit plans expense				6.5

Operating income (loss) (GAAP)	$54.1	$1.2	$(10.9)	$44.4
Add:
Depreciation and amortization	81.9	20.1	0.1	102.1
Restructuring and severance related charges	—	4.9	—	4.9
Transaction and integration costs	—	—	4.9	4.9
Stock-based compensation	—	—	2.6	2.6
Adjusted EBITDA (Non-GAAP)	$136.0	$26.2	$(3.3)	$158.9

Adjusted EBITDA Margin (Non-GAAP)	39%	10%	—	27%

	Six Months Ended June 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$62.9
Add:
Income tax expense				35.9
Interest expense				36.1
Gain on sale of CyrusOne				(117.7)
Other income, net				(1.0)
Other components of pension and postretirement benefit plans expense				6.4

Operating income (GAAP)	$34.5	$(0.6)	$(11.3)	$22.6
Add:
Depreciation and amortization	79.8	12.9	0.1	92.8
Restructuring and severance related charges	26.7	2.5	—	29.2
Transaction and integration costs	—	—	2.3	2.3
Stock-based compensation	—	—	3.9	3.9
Adjusted EBITDA (Non-GAAP)	$141.0	$14.8	$(5.0)	$150.8

Adjusted EBITDA Margin (Non-GAAP)	40%	9%	—	30%

Year-over-year dollar change in Adjusted EBITDA	$(5.0)	$11.4	$1.7	$8.1

Year-over-year percentage change in Adjusted EBITDA	(4)%	77%	(34)%	5%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Cash provided by operating activities	$31.4	$69.0	$89.9	$122.9

Capital expenditures	(38.3)	(50.1)	(71.0)	(105.2)
Proceeds from sale of Investment in CyrusOne	—	—	—	140.7
Acquisitions of businesses	—	(0.4)	(2.8)	(9.6)
Other, net	0.1	(0.1)	—	0.4

Cash (used in) provided by investing activities	(38.2)	(50.6)	(73.8)	26.3

Net decrease in corporate credit and receivables facilities with initial maturities less than 90 days	—	—	—	(89.5)
Repayment of debt	(2.9)	(2.1)	(5.9)	(4.2)
Debt issuance costs	(2.1)	(0.2)	(2.5)	(0.7)
Dividends paid on preferred stock	(2.6)	(2.6)	(5.2)	(5.2)
Other, net	—	—	(2.0)	(1.1)

Cash used in financing activities	(7.6)	(4.9)	(15.6)	(100.7)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	—	(0.2)	—

Net (decrease) increase in cash, cash equivalents and restricted cash	(15.4)	13.5	0.3	48.5
Cash, cash equivalents and restricted cash at beginning of period	412.2	44.7	396.5	9.7

Cash, cash equivalents and restricted cash at end of period	$396.8	$58.2	$396.8	$58.2

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$31.4	$69.0	$89.9	$122.9
Adjustments:
Capital expenditures	(38.3)	(50.1)	(71.0)	(105.2)
Restructuring and severance related payments	0.9	4.4	8.2	17.1
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Transaction and integration costs	2.0	0.1	4.2	0.7

Free cash flow (Non-GAAP)	$(6.6)	$20.8	$26.1	$30.3

Income tax payments (refunds)	$(13.5)	$(16.3)	$(13.6)	$(16.3)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Entertainment and Communications	$31.8	$27.6	$55.1	$38.8	$45.5
IT Services and Hardware	6.5	5.1	7.2	4.2	4.6
Total capital expenditures	$38.3	$32.7	$62.3	$43.0	$50.1

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30, 2018	June 30, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(16.4)	$(0.3)

Special items:
Restructuring and severance related charges	4.6	3.6
Loss on extinguishment of debt	1.3	—
Transaction and integration costs	2.7	1.7
Gain on sale of Investment in CyrusOne	—	—
Income tax effect of special items *	(0.1)	(1.8)
Total special items	8.5	3.5

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(7.9)	$3.2

Weighted average diluted shares outstanding**	42.4	42.3

Diluted earnings per common share (GAAP)	$(0.39)	$(0.01)

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.19)	$0.08

*
Special items have been tax effected such that the normalized effective tax rate is 15% and 36% for the three months ended June 30, 2018 and 2017, respectively, with the exception of transaction and integration costs, which are treated as a discrete item in the quarter incurred.

**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Six Months Ended
	June 30, 2018	June 30, 2017

Net (loss) income applicable to common shareholders (GAAP)	$(27.3)	$57.7

Special items:
Restructuring and severance related charges	4.9	29.2
Loss on extinguishment of debt	1.3	—
Transaction and integration costs	4.9	2.3
Gain on sale of Investment in CyrusOne	—	(117.7)
Income tax effect of special items *	0.3	31.4
Total special items	11.4	(54.8)

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$(15.9)	$2.9

Weighted average diluted shares outstanding**	42.4	42.3

Diluted earnings per common share (GAAP)	$(0.64)	$1.36

Adjusted diluted (loss) earnings per common share (Non-GAAP)	$(0.38)	$0.07

*
Special items have been tax effected such that the normalized effective tax rate is 15% and 36% for the six months ended June 30, 2018 and 2017, respectively, with the exception of transaction and integration costs, which are treated as a discrete item in the quarter incurred.

**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

	2018 Adjusted EBITDA Guidance (original - 02/15/18)		Hawaiian Telcom Contribution		2018 Adjusted EBITDA Guidance (revised - 08/08/18)
	Low	High	Low	High	Low	High
2018 Operating Income (GAAP) Guidance Range	$80	$105	$(7)	$4	$73	$109

Add:

Depreciation and amortization	215	210	50	45	265	255
Restructuring and severance related charges	10	5	—	—	10	5
Transaction and integration costs	10	5	—	—	10	5
Stock compensation expense	5	5	—	—	5	5

2018 Adjusted EBITDA (Non-GAAP) Guidance Range	$320	$330	$43	$49	$363	$379

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Kei Lawson, 513-565-0510
Takeitha.Lawson@cinbell.com

Media contact:
Josh Pichler, 513-565-0310
Josh.Pichler@cinbell.com